EXHIBIT 10.12


                                    AGREEMENT

signed on September 16, 1996 by and between PRZEDSIEBIORSTWO PRZEMYS(3)U SPIRYTUSOWEGO "POLMOS" in Bia(3)ystok on ul. Elewatorska 20, hereinafter referred to as "SELLER", represented by:

1. Company Director - Jan Ma(3)achowski

2. Vice Director of Trade - Henryk Wnorowski

and

"CAREY AGRI INTERNATIONAL - POLAND SP. Z O.O.
03-802 Warsaw, ul. Lubelska 13


hereinafter "PURCHASER" represented by:

1. Willian Vernon Carey

                                      SS. 1

The subject of the agreement is the sale of spirit products by Seller to Purchaser, and the resale of reusable packaging by Purchaser to Seller.

                                      SS. 2

A condition of beginning cooperation is Purchaser filing:

o the set of documents required by Seller, particularly described in the Appendix to the agreement.

o applicable assurance of credibility to Seller for the spirit products received thereby.

                                      SS. 3

Particular orders for spirit products are made by Purchaser by phone or in writing to Seller's Marketing and Sales Department.

                                      SS. 4

1. Seller shall supply to Purchaser spirit products at its own cost in the amounts and assortment agreed-upon with Purchaser.

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2. Purchaser shall assure the existence of a return load on the vehicle -
   reusable packaging (bottles with crates).

3. The value of the returned packaging shall be deducted from the oldest unpaid invoices.


                                      SS. 5

1. Reusable packaging shall be picked up by the spirit product delivery vehicle on the return trip. Transport costs of the return trip shall be borne by Seller.

2. Only bottles and plastic crates after spirit products are subject to resale:

   o  szartreski 0.5 l, 0.25 l, 0 and .75 l bottles

   o  "Polonez" 0.5 liter bottles

   o  "K(1)towka" 0.5 liter bottles

   o  plastic crates for 0.5 and 0.25 liter alcohol bottles.

   o plastic crates for 0.75 liter alcohol "water" bottles with the inscription "UZDROWISKA POLSKIE".

3. The bottles should be delivered in the plastic crates appropriate to the bottles' capacity and segregated according to type. In one crate there cannot be bottles of different capacities. Deliveries not fulfilling these requirements will not be accepted.

4. Resold packaging should fulfil the following qualitative conditions:

   o the bottles should be clean, whole, without chips, foreign odors, remnants of caps, rings,

   o  they may not be bottles after oils, or chemical products

o        plastic crates should be clean, whole, without chips and cracks.

5. The quality control of and receipt of the bottles will occur in Seller's warehouse. The bottles and crates not fulfilling the requirements of sections 2, 3, and 4 will be left in the Seller's warehouse for return, of which the Purchaser shall be informed. The deposit should be picked up within one month. Otherwise it shall be liquidated, without payment for the crates and crushed glass.

6. The prices of the reusable packaging are set by Seller. Seller shall inform Purchaser about each change in prices in a separate writing.

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                                      SS. 6

Spirit products shall be invoiced according to producer's prices.

                                      ss. 7

The date of the performance of the agreement is considered the date of the transfer of the spirit products to the delivery person or the authorized Purchaser's representative, in the event the goods are delivered with proprietary transport.

                                      SS. 8

1. The transfer of the goods to Purchaser shall occur on the basis of a VAT invoice copy.

2. Should a discrepancy between delivered goods and the contents of the invoice be noted during unloading, Purchaser shall prepare a protocol with the participation of the delivery person and send it to Seller via certified mail.

3. For bottles broken during delivery noted during unloading, the delivery person shall prepare a damage protocol with Purchaser's participation. Accounting of delivery damages shall occur between Purchaser and the delivery person. To that end, Purchaser is obligated to collect the necessary docs, i.e. the original damage protocol, delivery letter and the invoice/note issued for the delivery person containing the calculated damages and send them immediately to the delivery person's address, which is located on the damage protocol.

                                      SS. 9

Seller shall accept as returns deficient goods discovered during transfer thereof to purchaser. Original goods with damaged excise tax bands or goods with undamaged excise bands with the following defects:

     1.  Products with damaged labels, or without labels

     2.  Contaminated or discolored products

     3.  Bottles with caps damaged at the factory

     4. Bottles with leaks on the seams (the joint of two opposing bottle halves)

     5. Empty bottles and improperly filled bottles, capped with undamaged excise tax bands.

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The return of deficient goods shall occur on the return trip or during the successive delivery on the basis of the outgoing document. The VAT invoice No., on the basis of which the products were delivered, as well as the name capacity and number of deficient products and their deficiencies should be listed in the document.

                                     SS. 10

1. The payment of amounts due for sprit products should occur within the period indicated on the VAT invoice, to the PPS "Polmos" bank account in Bia(3)ystok at:

   o Bank Inicjatyw Gospodarczych S.A. Bia(3)ystok Branch, ul. Szosa Po(3)nocno-Obwodowa 5, Account No.: 420404 - 01889001 - 2511 - 1 or at

   o Polski Bank Inwestycyjny S.A. Bia(3)ystok Branch, ul. Warszawska 14; Account No.: 708010 - 148018 - 2511 from Purchaser's account at Bank Rozwoju Exportu S.A. Warsaw Branch, Account No.: /ILLEGIBLE DIGITS/

2. If payment for purchases of sprit products are not made via bank wire transfer on documents printed by Seller they will be "automatically counted" against the oldest invoices.

3. Non-payment or delay in payment by Purchaser authorizes seller to withhold further deliveries of spirit products, without being subject to responsibility for breach of the agreement.

4. Untimely payment of invoices by Purchaser shall result in statutory interest being levied by Seller.

                                     SS. 11

1. Purchaser shall inform Seller regarding decisions and facts having influence on the latter's financial situation and make available access to documents, reports and information to Seller's employee, which illustrate the economic and financial situation of the company.

2. Purchaser shall immediately notify Seller regarding each change in surname, address, name and registered address of the company as well as of all changes concerning its legal status.

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                                     SS. 12

In all matters not regulated by this agreement provisions of the Civil Code shall apply.

                                     SS. 13

1. This agreement is signed for an indefinite period of time with a one month notice period for termination of the agreement by each of the parties.

2. The agreement is subject to immediate termination in the event of loss of validity of documents authorizing Purchaser to purchase spirit products or in the event Seller learns of Purchaser's insolvency.

                                     SS. 14

Disputes arising under this agreement shall be resolved by the Commercial Court in Bia(3)ystok.

                                     SS. 15

The Agreement was drafted in two identical copies, one for each of the parties. The agreement is valid from September 16, 1996.

SELLER:                                                       PURCHASER:

/STAMP/ Vice Director of Sales, /ILLEGIBLE SIGNATURE/,       /STAMP/ WILLIAM CAREY, /ILLEGIBLE SIGNATURE/ Chairman
Henryk Wnorowski /STAMP/ DIRECTOR, /ILLEGIBLE SIGNATURE/     of the Board, CAREY POLAND Sp. z o.o.
Jan Malachowski

                                                            /STAMP/ CAREY AGRI INTERNATIONAL-POLAND Sp. z o.o.
/STAMP/ Polmos Producer of Spirits In Bia(3)ystok, 15-950   03-802 Warsaw, ul. Lubelska 13, tel. 518 50 25, 618 06
Bia(3)ystok, ul. Elewatorska 28                             77, 618 60 17, fax 618 02 36

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